SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant |X|
Filed by a party other than the Registrant |_|

 Check the appropriate box:
|_| Preliminary proxy statement
|X| Definitive proxy statement
|_| Definitive additional materials
|_| Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                           HUMAN GENOME SCIENCES, INC.
                (Name of Registrant as Specified in Its Charter)

                           HUMAN GENOME SCIENCES, INC.
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
|X| No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)      Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
(2)      Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1
         -----------------------------------------------------------------------
(4)      Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
(5)      Total fee paid:

|_|  Fee paid previously with preliminary materials:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing of which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)      Amount previously paid:
         -----------------------------------------------------------------------
(2)      Form, schedule or registration statement no.:
         -----------------------------------------------------------------------
(3)      Filing party:
         -----------------------------------------------------------------------
(4)      Date filed:
         -----------------------------------------------------------------------

1 Set forth the amount on which the filing fee is calculated and state how it was determined.

                           HUMAN GENOME SCIENCES, INC.



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 14, 1997

         The Annual Meeting of Stockholders of Human Genome Sciences, Inc. (the "Company") will be held at the University of Maryland System, Shady Grove Center, 9640 Gudelsky Drive, Rockville, Maryland 20850-3480 on Wednesday, May 14, 1997 at 9:00 a.m., local time, to consider and act upon the following matters:

          1.   To elect 11 Directors.

          2.   To approve amendments to the 1994 Stock Option Plan.

          3. To consider and act upon proposed amendments to the Certificate of Incorporation to provide for the classification of the Company's Board of Directors into three classes and certain related matters.

          4. To ratify the appointment by the Board of Directors of Ernst & Young LLP as the Company's independent auditors for the 1997 fiscal year.

          5. To transact such other business as may properly come before the meeting or any adjournments thereof.

         Stockholders of record at the close of business March 17, 1997 will be entitled to vote at the meeting or any adjournments thereof. A list of the stockholders entitled to vote at the meeting will be open to the examination of any stockholder of the Company, for any purpose germane to the meeting, during ordinary business hours at the offices of the Company for the ten-day period prior to the meeting.


                                    By Order of the Board of Directors,

                                    ROBERT H. BENSON, SECRETARY

Rockville, Maryland
April 28, 1997


         WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE SO THAT YOUR SHARES ARE REPRESENTED. NO POSTAGE IS NEEDED IF THE PROXY IS MAILED WITHIN THE UNITED STATES.

                           HUMAN GENOME SCIENCES, INC.
                              9410 KEY WEST AVENUE
                         ROCKVILLE, MARYLAND 20850-3338

                             PROXY STATEMENT FOR THE
                         ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 14, 1997

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Human Genome Sciences, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on May 14, 1997 and at all adjournments of that meeting (the "Meeting"). All proxies will be voted in accordance with the instructions contained in them. If no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation to the Secretary of the Company.

         On March 17, 1997, the record date for the determination of stockholders entitled to vote at the Meeting, there were outstanding and entitled to vote an aggregate of 18,870,460 shares of common stock, $.01 par value per share ("Common Stock"), of the Company. Only shareholders of Record as of March 17, 1997 are entitled to vote at this Meeting. Each share is entitled to one vote.

         The Company's Annual Report for the fiscal year ended December 31, 1996 is being mailed to stockholders with the mailing of this Notice and Proxy Statement beginning on or about April 24, 1997.


VOTES REQUIRED

         A majority of the issued and outstanding shares of Common Stock entitled to vote constitutes a quorum at the Meeting. The affirmative vote of holders of the majority of shares of Common Stock which are present and entitled to vote are required to approve Proposal 2. The affirmative vote of holders of at least the majority of the shares of Common Stock which are entitled to vote at the Meeting is required to approve Proposal 3. Therefore, failure to vote on any of these proposals has the same effect as a negative vote. Accordingly, if stockholders do not vote their shares for Proposals 2 and 3, either in person or by proxy, such stockholders will have effectively voted against the Proposals. If approved, Proposal 3 will become effective upon the filing of a Certificate of Amendment to the Certificate of Incorporation of the Company with the Secretary of State of Delaware, which is expected to follow shortly after the approval, if at all, of Proposal 3.

         Shares of Common Stock represented in person or by proxy at the Meeting (including shares that abstain or do not vote with respect to one or more of the matters presented at the Meeting) will be tabulated by the inspectors of election appointed for the Meeting whose tabulation will determine whether or not a quorum is present. Abstentions will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum with respect to any matter, but will not be counted as votes in favor of such matter. Accordingly, an abstention from voting on a matter by a stockholder present in person or represented by proxy at the Meeting will have the same legal effect as a vote "against" the matter. If a broker holding stock in "street name" indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a matter, those shares will not be considered as present and entitled to vote with respect to that matter. Accordingly, a "broker non- vote" on a matter will have no effect on the voting on such matter.

         Candidates for election as members of the Board of Directors who receive the highest number of votes, up to the number of directors to be chosen, shall stand elected, and an absolute majority of the votes cast is not a prerequisite to the election of any candidate to the Board of Directors.



SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of March 17, 1997 (except as otherwise footnoted below), certain information regarding the ownership of shares of Common Stock of (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock; (ii) each of the directors and named executive officers of the Company; and (iii) all executive officers and directors of the Company as a group.

Name and Address of Beneficial Owner(1)        Number of Shares Owned            Percent Owned
---------------------------------------        ----------------------            -------------
Reliance Financial Services Corporation             2,449,624(2)                    13.0%
  Park Avenue Plaza
  New York, New York  10055
SmithKline Beecham Corporation                      1,355,338(3)                     7.2
  One Franklin Plaza
  Philadelphia, Pennsylvania  19101
Rho Management Trust III                            1,012,915(4)                     5.4
  c/o Rho Management Company, Inc.
  767 Fifth Avenue
  New York, New York  10153
Executive Officers and Directors
William A. Haseltine, Ph.D.                         1,062,887(5)                     5.6
  c/o Human Genome Sciences, Inc.
  9410 Key West Avenue
  Rockville, Maryland  20850
Michael J. Antonaccio, Ph.D.                           50,000(6)                      *
  c/o Human Genome Sciences, Inc.
  9410 Key West Avenue
  Rockville, Maryland  20850
Robert A. Armitage                                          None                      *
  c/o Vinson & Elkins L.L.P.
  1455 Pennsylvania Avenue, N.W.
  Washington, D.C.  20004

Name and Address of Beneficial Owner     Number of Shares Owned    Percent Owned
------------------------------------     ----------------------    -------------
Susan Bateson-McKay                               None(7)             *
  c/o Human Genome Sciences
  9410 Key West Avenue
  Rockville, Maryland  20850
Robert H. Benson, Ph.D., J.D.                   39,000(8)             *
  c/o Human Genome Sciences, Inc.
  9410 Key West Avenue
  Rockville, Maryland  2085
Melvin D. Booth                                 50,000(9)             *
  c/o Human Genome Sciences, Inc.
  9410 Key West Avenue
  Rockville, Maryland  20850
James H. Cavanaugh, Ph.D.                     338,081(10)            1.8
  Twin Towers at Metro Park
  379 Thornall Street
  Edison, New Jersey  08837
Beverly Sills-Greenough                         6,750(11)             *
  211 Central Park West, #4-F
  New York, NY  10024
Robert Hormats                                  2,000(12)             *
  c/o Goldman Sachs & Co.
  85 Broad Street
  New York, New York  10128
Donald D. Johnston                             75,000(13)             *
  18 Oyster Shell Lane
  Hilton Head, SC  29926
Max Link, Ph.D.                                 2,250(14)             *
  Tobelhofstr, 30
  8044 Zurich, Switzerland
Bradley G. Lorimier                           135,000(15)             *
  c/o Human Genome Sciences, Inc.
  9410 Key West Avenue
  Rockville, Maryland  20850
Arthur M. Mandell                              20,000(16)             *
  c/o Human Genome Sciences, Inc.
  9410 Key West Avenue
  Rockville, Maryland  20850

Name and Address of Beneficial Owner     Number of Shares Owned    Percent Owned
------------------------------------     ----------------------    -------------


Steven C. Mayer                                 20,000(17)             *
  c/o Human Genome Sciences, Inc.
  9410 Key West Avenue
  Rockville, Maryland  20850
Craig A. Rosen, Ph.D.                          182,401(18)             *
  c/o Human Genome Sciences, Inc.
  9410 Key West Avenue
  Rockville, Maryland  20850
Joshua Ruch                                  1,220,681(19)            6.5
  c/o Rho Management Co., Inc.
  767 Fifth Avenue
  New York, New York  10153
James Barnes Wyngaarden, M.D.                   14,250(20)             *
  3322 Dent Place, NW
  Washington, DC  20007
All executive officers and directors         3,218,300(21)           16.7
  as a group (17 persons)

----------

* Percentage is less than 1% of the total number of outstanding shares of the Company.

(1) Except as otherwise indicated, each party has sole voting and investment power over the shares beneficially owned.

(2) Includes shares owned by Reliance Insurance Company and Reliance National Insurance Company (U.K.) Ltd., which are directly or indirectly wholly-owned subsidiaries of Reliance Financial Services Corporation, based on a Form 4 filed by Reliance Financial Services Corporation as of November 1, 1996.

(3) Based on the Form 13-D filed by SmithKline Beecham on January 27, 1997.

(4) Rho Management Partners L.P. ("Rho") may be deemed the beneficial owner of shares registered in the name of Rho Management Trust III, pursuant to an investment advisory agreement that confers sole voting and investment control over such shares to Rho. Shares indicated include 6,915 shares subject to immediately exercisable warrants. See also footnote (19).

(5) Does not include 15,500 shares of Common Stock owned by Dr. Haseltine's wife, as to which Dr. Haseltine disclaims beneficial ownership, and 500,000 shares of Common Stock issuable upon exercise of options held that are not exercisable within 60 days.

(6) Includes 50,000 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 55,000 shares of Common Stock issuable upon exercise of options held that are not exercisable within 60 days.

(7) Does not include 20,000 shares of Common Stock issuable upon exercise of options held that are not exercisable within 60 days.

(8) Includes 37,000 shares of Common stock issuable upon exercise of options that are exercisable within 60 days. Does not include 60,000 shares of Common Stock issuable upon exercise of options held that are not exercisable within 60 days.

(9) Includes 50,000 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 250,000 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days.

(10) Includes 256,167 shares of Common Stock owned by HealthCare Ventures III L.P., ("HCV III") and HealthCare Ventures IV L.P., ("HCV IV"). Mr. Cavanaugh is general partner of HealthCare Partners III L.P., ("HCP III") and HealthCare Partners IV L.P., ("HCP IV"), the general partners of HCV III and HCV IV, respectively.

(11) Includes 6,750 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 4,500 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days.

(12) Does not include 11,250 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days.

(13) Includes 18,609 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days.

(14) Does not include 9,000 shares of Common Stock issuable upon exercise of options held that are not exercisable within 60 days.

(15) Includes 124,500 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 40,000 shares of Common Stock issuable upon exercise of options held that are not exercisable within 60 days.

(16) Includes 20,000 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 130,000 shares of Common Stock issuable upon exercise of options held that are not exercisable within 60 days.

(17) Includes 20,000 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 130,000 shares of Common Stock issuable upon exercise that are not exercisable within 60 days.

(18) Includes 40,522 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Also includes 36,000 shares of Common Stock held in trust for Dr. Rosen's minor children, as to which Dr. Rosen disclaims beneficial ownership. Does not include 106,000 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days.

(19) As chief executive officer and controlling stockholder of the general partner of Rho Management Partners L.P. ("Rho"), the investment advisor to Rho Management Trust III, Joshua Ruch may be deemed to share voting and investment control with Rho over shares registered in the name of Rho Management Trust III, and therefore be considered a beneficial owner of such shares. Includes an additional 205,266 shares held directly or indirectly by Joshua Ruch individually or for the account of family members, and 2,500 held by a foundation of which Joshua Ruch serves as a trustee. See also footnote (4).

(20) Includes 14,250 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 15,750 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days.

(21) Includes 388,546 shares of Common Stock issuable upon exercise of options and warrants that are exercisable within 60 days. Does not include 881,500 shares issuable upon exercise of options that are not exercisable within 60 days.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

         It is proposed to elect 11 directors of the Company. Each nominee is currently a director of the Company. At the Meeting, the persons named in the enclosed proxy will vote to elect the directors listed below, unless the proxy is marked otherwise. Each of the nominees has indicated his or her willingness to serve, if elected; however, if any nominee should be unable to serve, the proxies may be voted for a substitute nominee designated by the Board of Directors.

         If the amendment to the Certificate of Incorporation to provide for a Classified Board of Directors (see "PROPOSAL 3") is adopted, the Board of Directors will be divided into three classes. This Meeting will be the first election of directors after the amendment which created the Classified Board. Accordingly, at the Meeting, three directors will be elected for a term expiring at the Company's 1998 Annual Meeting, four directors for terms expiring at the 1999 Annual Meeting, and four directors for a term expiring at the 2000 Annual Meeting and, in each case, until their successors are duly elected and qualified. At each Annual Meeting after 1997, directors will be elected to succeed those directors whose terms then expire, and each person so elected will serve for a three-year term.

         If the Amendment to the Certificate of Incorporation is not approved, directors elected at the Meeting will serve one-year terms until the 1998 Annual Meeting and until their successors are duly elected and qualified.


                                                      DIRECTOR              PRINCIPAL OCCUPATION AND BUSINESS
                 NOMINEE                    AGE        SINCE               EXPERIENCE DURING THE PAST FIVE YEARS
                 -------                    ---        -----               -------------------------------------
NOMINEES FOR TERMS EXPIRING IN 2000
William A. Haseltine, Ph.D.                 52         1993     Chairman of the Board,  Chief Executive  Officer,  and
                                                                member  of the  Executive  Committee  of the  Company.
                                                                Consultant to the Company from December 1992 until May
                                                                1993.  Member of the Faculty of Harvard Medical School
                                                                and the Dana Farber Cancer  Institute from 1976 to May
                                                                1993.  Member of the faculty of the Harvard  School of
                                                                Public Health from 1977 to May 1993 and Chief of Human
                                                                Retrovirology at the Dana Farber Cancer Institute from
                                                                1988 to May 1993.  A founder of several  biotechnology
                                                                companies.   A   Scientific   Advisor  to   HealthCare
                                                                Investment Corporation, LLP ("HIC") since 1987. Author
                                                                of approximately 250 scientific publications.


                                                         - 7 -




                                                       DIRECTOR              PRINCIPAL OCCUPATION AND BUSINESS
                 NOMINEE                    AGE        SINCE               EXPERIENCE DURING THE PAST FIVE YEARS
                 -------                    ---        -----               -------------------------------------
Melvin D. Booth                             52         1995     President,  Chief Operating Officer, and member of the
                                                                Executive  Committee of the  Company.  Melvin D. Booth
                                                                has  been  President,   Chief  Operating  Officer  and
                                                                director of the Company since July 1995. Prior to this
                                                                time,  Mr. Booth was with Syntex  Corporation  and its
                                                                subsidiaries  from  1975 to 1995.  Mr.  Booth  was the
                                                                President of Syntex  Laboratories,  Inc.  from 1993 to
                                                                1995  and  served  as  a  Vice   President  of  Syntex
                                                                Corporation  from  1992 to 1995.  From 1992 to 1993 he
                                                                served  as the  President  of  Syntex  Pharmaceuticals
                                                                Pacific.  From  1991 to 1992 he served as an area Vice
                                                                President of Syntex,  Inc. From 1986 to 1991 he served
                                                                as the President of Syntex,  Inc., Canada. He has been
                                                                active in U.S.  pharmaceutical  industry  organization
                                                                and  is  also a past  Chairman  of the  Pharmaceutical
                                                                Manufacturers Association of Canada. Mr. Booth holds a
                                                                Certified Public Accountant Certificate.

Robert D. Hormats                           54         1996     Vice Chairman of Goldman Sachs  (International)  since
                                                                1987. Served in various  capacities with Goldman Sachs
                                                                (International)  since 1982.  Served as a Senior Staff
                                                                Member  for  International  Economic  Affairs  on  the
                                                                National Security Council from 1974 to 1977. Served as
                                                                Senior  Deputy  Assistant  Secretary  for Economic and
                                                                Business  Affairs at the Department of State from 1977
                                                                to   1979,    Ambassador   and   Deputy   U.S.   Trade
                                                                representative   from  1979  to  1981  and   Assistant
                                                                Secretary of State for  Economic and Business  Affairs
                                                                from 1981 to 1982.  Appointed by President  Clinton in
                                                                1993 to the Board of the  Russian-American  Enterprise
                                                                Fund (now the U.S. Russia Investment Fund).

Joshua Ruch                                 47         1992     Member of the Executive and  Compensation  Committees.
                                                                President and  controlling  stockholder of the general
                                                                partner of Rho Management Partners L.P. ("Rho"), which
                                                                serves as investment  advisor to Rho Management  Trust
                                                                III,  a   principal   stockholder   of  the   Company.
                                                                Affiliated with Rho in various capacities since 1981.


                                                         - 8 -




                                                       DIRECTOR              PRINCIPAL OCCUPATION AND BUSINESS
                 NOMINEE                    AGE        SINCE               EXPERIENCE DURING THE PAST FIVE YEARS
                 -------                    ---        -----               -------------------------------------
NOMINEES FOR TERMS EXPIRING IN 1999
James H. Cavanaugh                          60         1992     Member  of  the  Executive  Committee.   President  of
                                                                HealthCare  Investment  Corp. since 1989 and a general
                                                                partner of HCP III,  the  general  partner of HCV III,
                                                                and HCP  IV,  the  general  partner  of HCV IV,  and a
                                                                general  partner of HealthCare  Partners I, L.P. ("HCP
                                                                I") and HealthCare Partners II, L.P.  ("HCP II"),  the
                                                                general partners of HealthCare  Ventures I, L.P. ("HCV
                                                                I") and  HealthCare  Ventures  II,  L.P.  ("HCV  II"),
                                                                respectively.  Served as  President  of  SmithKline  &
                                                                French Laboratories - U.S. from March 1985 to February
                                                                1989  and  as   President   of   SmithKline   Clinical
                                                                Laboratories  from 1981 to 1985.  Serves as a director
                                                                of several  healthcare  and  biotechnology  companies,
                                                                including  MedImmune,  Inc.,  Procept,  Inc., Magainin
                                                                Pharmaceuticals,   Inc.  and  Schire   Pharmaceuticals
                                                                Group, PLC. Served as a director of the Pharmaceutical
                                                                Manufacturers  Association,  Unihealth America and the
                                                                Proprietary Association.

Max Link, Ph.D.                             56         1995     Max  Link,  Ph.D.  has  served a s a  director  of the
                                                                Company since May 1995. In addition, Dr. Link has held
                                                                a number of executive  positions  with  pharmaceutical
                                                                and healthcare companies.  Most recently, he served as
                                                                Chief Executive  Officer of Corange Limited,  from May
                                                                1993  until  June  1994.  Prior  to  joining  Corange,
                                                                Limited,  Dr.  Link  served in a number  of  positions
                                                                within Sandoz Pharma Ltd.,  including  Chief Executive
                                                                Officer,  from 1990 until  April 1992,  and  Chairman,
                                                                from  April 1992 until May 1993.  Dr.  Link  currently
                                                                serves on the board of directors of Procept,  Inc. and
                                                                Protein  Design  Labs,  Inc.  Dr.  Link  received  his
                                                                doctorate  in  Economics  from the  University  of St.
                                                                Gallen.

Craig A. Rosen, Ph.D.                       39         1992     Senior Vice President of Research and  Development and
                                                                Director  of  the  Company.   Employed  by  the  Roche
                                                                Institute of  Molecular  Biology from 1987 to December
                                                                1992,  serving as Chairman of the  Department  of Gene
                                                                Regulation  from 1991 to December  1992 and in varying
                                                                positions in the Department of Molecular  Oncology and
                                                                Virology  from  1987 to 1991.  Member of the board and
                                                                chairman of the  scientific  advisory  council for the
                                                                American  Foundation  for Aids  Research  from 1990 to
                                                                1995.  Author of approximately 100 publications and an
                                                                editorial   board   member   of   several   scientific
                                                                publications.


                                - 9 -




                                                      DIRECTOR              PRINCIPAL OCCUPATION AND BUSINESS
                 NOMINEE                    AGE        SINCE               EXPERIENCE DURING THE PAST FIVE YEARS
                 -------                    ---        -----               -------------------------------------
Beverly Sills Greenough                     67         1993     Member of the Audit Committee. Chairman of the Lincoln
                                                                Center for the  Performing  Arts since 1994.  Managing
                                                                Director  of the  Metropolitan  Opera in New  York,  a
                                                                position  held since 1991.  President  of the New York
                                                                City Opera Board from 1989 to 1990.  Served as General
                                                                Director of the New York City Opera  Company from 1979
                                                                to 1989. Serves on the Boards of Directors of American
                                                                Express Company, Inc. and Time Warner,
                                                                Inc.

NOMINEES FOR TERMS EXPIRING IN 1998
Robert A. Armitage                          49         1995     Partner  in the  Washington  office of Vinson & Elkins
                                                                since 1993.  Prior to joining Vinson & Elkins,  he was
                                                                employed by the Upjohn Company in Kalamazoo, Michigan,
                                                                where he served as Vice President,  Corporate  Patents
                                                                and  Trademarks,  from  1983  to  1993.  He is a  past
                                                                chairman of the Patent Committee of the Pharmaceutical
                                                                Research and  Manufacturers  of America,  Intellectual
                                                                Property  Committee  of the  National  Association  of
                                                                Manufacturers,  Intellectual  Property  Law Section of
                                                                the  State  Bar of  Michigan;  a former  member of the
                                                                board of directors of Intellectual Property Owners and
                                                                a past president of the American Intellectual Property
                                                                Law Association  and  Association of Corporate  Patent
                                                                Counsel.

Donald D. Johnston                          71         1992     Member of the Executive  Committee and Chairman of the
                                                                Compensation   and  Audit   Committees.   Employed  by
                                                                Johnson &  Johnson from 1961 until his  retirement  in
                                                                1986,   serving  as  a  director  and  member  of  the
                                                                Executive   Committee  from  1975  until  1986.  Since
                                                                retiring,  has served as an independent  consultant to
                                                                Johnson & Johnson and to HIC.  Chairman of  Osteotech,
                                                                Inc.

James B. Wyngaarden, M.D..                  72         1993     Professor   of  Medicine  and  Sr.   Associate   Dean,
                                                                International  Programs,  University  of  Pennsylvania
                                                                Medical Center. Foreign Secretary, National Academy of
                                                                Sciences and Institute of Medicine and Associate  Vice
                                                                Chancellor for Health Affairs at Duke  University 1990
                                                                to 1994. Served as Director of the National Institutes
                                                                of Health from 1982 to 1989 and as Associate  Director
                                                                for Life  Sciences,  Office of Science and  Technology
                                                                Policy, Executive Office of the President from 1989 to
                                                                1990.  From 1990 to 1991,  served as Director of Human
                                                                Genome  Organization.  Serves as  Director of Hybridon
                                                                Inc.    since   1990   and    Director   of   Magainen
                                                                Pharmaceuticals, Inc. since 1996. Served as a director
                                                                of Marion Merrill Dow  Pharmaceutical Co. from 1990 to
                                                                1995   Author   of   approximately    250   scientific
                                                                publications.


         SmithKline Beecham has the right to designate a nominee pursuant to the terms of the Series B Convertible Preferred Stock Purchase Agreement (the "SB Stock Purchase Agreement") and has designated Robert A. Armitage as its nominee. SmithKline Beecham's right to designate a nominee continues until the termination for certain specified reasons as defined in the Collaboration Agreement or the later of (i) expiration of the initial research term under the Collaboration Agreement or (ii) the date on which SmithKline Beecham beneficially owns less than 5% of the Company's Common Stock (on a fully diluted basis). For a description of the Collaboration Agreement, see "EXECUTIVE COMPENSATION AND OTHER MATTERS--Certain Relationships and Related Transactions."

BOARD AND COMMITTEE MEETINGS

         The Board of Directors held a total of four meetings during 1996. Dr. Link was unable to attend two meetings.

         The EXECUTIVE COMMITTEE was established to act on most matters during the intervals between Board meetings. It has all the authority of the Board in overseeing the business and affairs of the Company, except those powers that by law cannot be delegated by the Board of Directors. The Executive Committee held nine committee meetings during the 1996 fiscal year and currently consists of 5 directors: Drs. Haseltine and Cavanaugh and Messrs. Booth, Johnston, and Ruch.

         The AUDIT COMMITTEE provides the opportunity for direct contact between the Company's independent accountants and the Board. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, and reviews the adequacy of the Company's internal accounting controls. The Audit Committee, which currently consists of Mr. Johnston, as Chairman, Mrs. Sills- Greenough, and Mr. Hormats held two meetings during the 1996 fiscal year.

         The COMPENSATION COMMITTEE determines all compensation paid or awarded to the Company's executive officers and senior officers (those with the rank of vice president or above) and administers the Company's 1993 Incentive and Non-Qualified Stock Option Plan and the 1994 Stock Option Plan (the "Plans"), for which all employees and certain non-employees are eligible. The Compensation Committee held eleven meetings during the 1996 fiscal year. The current members of the Compensation Committee are Dr. Cavanaugh and Messrs. Ruch, and Johnston, as Chairman.

         The NOMINATING COMMITTEE consists of three directors: Drs. Haseltine and Cavanaugh, and Mr. Johnston. The committee held two meetings during the 1996 fiscal year. The committee is responsible for proposing a slate of directors for election by the shareholders at each annual meeting and proposing candidates to fill any vacancies on the Board. The committee will consider candidates proposed by shareholders for Board membership.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINATED DIRECTORS.

        PROPOSAL 2 - APPROVAL OF AMENDMENTS TO THE 1994 STOCK OPTION PLAN

         On November 6, 1996 and January 21, 1997, the Board of Directors approved amendments to the 1994 Stock Option Plan of Human Genome Sciences, Inc. (as amended the "1994 Plan"), contingent upon approval by the stockholders at the Meeting. The amendments increased the number of shares available for issuance under the 1994 Plan from 2,450,000 to 3,450,000 and provides for automatic grants for non- employee directors. The 1994 Plan, prior to the Amendment being submitted to the Stockholders hereby, prohibited grants of stock options to members of the Stock Option Committee. This provision was included in the 1994 Plan to meet the requirements of the Rule 16b-3 under the Securities Exchange Act of 1934 as then in effect. As a result of an amendment to the Securities Exchange Act of 1934, this restriction is no longer required. As of March 17, 1997, 2,191,945 shares are subject to outstanding options issued and 106,705 options are available for grant (prior to the increase pursuant to the Amendments). In addition, the Company maintains a 1993 Stock Option Plan, under which 224,554 shares are subject to outstanding options issued and 59,134 options are available for grant. The purpose of the 1994 Plan, as amended, is to enable the Company to attract, retain, and motivate the best available individuals to serve as officers and employees of the Company and as members of its Board of Directors.

         The 1994  Plan,  as  amended,  provides  for the  issuance  of  options covering up to 3,450,000 shares of Common Stock, subject to appropriate adjustments in the event of stock splits, stock dividends, and similar dilutive events. Options may be granted under the 1994 Plan to all employees, non-employee directors, independent contractors, and consultants of the Company in the discretion of the Compensation Committee. As of March 28, 1997 there were approximately 290 employees of the Company and 7 others eligible for such grants.

         Options granted may be either "incentive stock options" (as defined in Section 422 of the Internal Revenue Code (the "Code")) or nonqualified stock options. The exercise price of each option is determined by the Compensation Committee at the time of the grant, provided that the exercise price of options may not be less than the fair market value of the company's Common Stock on the date of the grant.

         The term of each option and the increments in which it is exercisable are determined by the Compensation Committee, provided that no option may be exercised (i) more than ten years of after the date of the grant, (ii) more than three months after termination of an optionee's employment or other relationship with the Company, or (iii) more than 12 months after an optionee's death or disability. In addition, if an optionee owns more that 10% of the total voting power of all classes of the Company's stock at the time the individual is granted an incentive stock option, the exercise price per share cannot be less than 110% of the fair market value on the date of the grant, and the term of the incentive stock option cannot exceed five years from the date of the grant. The Compensation Committee may provide that certain options will become exercisable in increments based primarily or exclusively on the attainment of certain performance goals. No option may be granted under the 1994 Plan more than ten years after the date of the adoption of the 1994 Plan. The options are non-transferable during the life of the option holder.

         The 1994 Plan, as amended, provides for automatic grants of options to purchase 10,000 shares of Common Stock on the date that each non-employee director is first elected or appointed as a director and an automatic grant of an option to purchase 2,000 shares of Common Stock to each non-employee director on the date immediately following the Annual Meeting of Stockholders, commencing on the day immediately following the date of the annual meeting of stockholders for the company's fiscal year ending December 31, 1996. The exercise price for each share subject to a Director Option shall be equal to the fair market value of the Common Stock on the date of grant. Initial director options shall become exercisable in five equal annual installments commencing one year from the date of the option is granted and annual automatic grants will become exercisable in full on the first anniversary of the date of grant.

Options will expire the earlier of 10 years after the date of grant or 90 days after the termination of the director's association with the Company.

         Upon the occurrence of certain events, including the acquisition by another corporation or person of shares of Common Stock representing more than 80% of the voting power of the Common Stock or a sale of substantially all the property of the Company, the options granted under the 1994 Plan will become fully exercisable for a period of time determined by the Company and will terminate if not exercised within that period of time, unless separate provision is made by the successor for their continuance.

         The Company intends that the 1994 Plan qualify as a plan described in Rule 16b-3 ("Rule 16b-3") of the Securities Exchange Act of 1934 (the "Exchange Act"). Grants of options under the 1994 Plan will therefore be exempt from the short-swing profit rules of Section 16(b) of the Exchange Act. The 1994 Plan may be amended by the Board of Directors, consistent with Rule 16b-3, and the 1994 Plan specifically authorizes the Board of Directors to make any amendment deemed necessary or advisable to ensure that incentive stock options and nonqualified stock options continue to be treated as such, respectively, under all applicable laws.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENTS TO THE 1994 STOCK OPTION PLAN.

PROPOSAL 3         - CLASSIFICATION OF THE BOARD OF DIRECTORS AND RELATED
                      PROPOSAL

         The Board of Directors has approved a resolution amending the Company's Certificate of Incorporation to provide for a classified Board (the "Classified Board") and to establish procedures for filling vacancies on the Board. The text of the proposed amendment is attached to this Proxy Statement as Exhibit A. The statements made in this Proxy Statement with respect to these amendments should be read in conjunction with and are qualified in their entirety by reference to Exhibit A.

         Proposal 3 would, if adopted, operate to divide the Board into three separate classes of directors, as nearly equal in number as possible, to serve a three year term and until their successors are duly elected and qualified with each class being elected at different annual stockholder meetings. Following the effectiveness of Proposal 3, Class I directors will consist of four directors who will serve for an initial term of three years, Class II directors will consist of four directors who will serve for an initial term of two years, and Class III directors will consist of three directors who will serve for an initial term of one year. For an identification of these nominees see "PROPOSAL 1 - ELECTION OF DIRECTORS". At each annual meeting after 1997, directors will be elected to succeed those whose terms then expire and each newly elected director will serve for a three-year term. Proposal 3 would replace the present system of electing all of the directors annually for one-year terms.

         The effect of a Classified Board of Directors may otherwise be circumvented by increasing or decreasing the size of the Board. At present, vacancies in the Board of Directors, including vacancies resulting from an increase in the number of directors, are required to be filled by a majority vote of the remaining members of the Board, although less than a quorum, and each person so elected serves as a director until a successor is elected by the stockholders. Additionally, the size of the Board may be increased or decreased at any time by the affirmative vote of holders representing a majority of the Company's outstanding voting stock, except that the term of an incumbent director cannot be shortened.

Proposal 3 provides that the size of the Board may be fixed solely by action of the Board itself, and that any vacancies in the Board of Directors can only be filled by a majority vote of the remaining directors then in office, even though less than a quorum, and each person so elected would serve until the annual meeting of stockholders at which the class of directors for which he or she has been chosen is elected. If the number of directors constituting the Board is increased or decreased, the resulting number of directors will be apportioned among the three classes so as to make all classes as nearly equal in number as possible, except that the term of any incumbent director may not be shortened. In addition, under the applicable provisions of the Delaware General Corporation Law ("GCL"), as a result of the establishment of a Classified Board, directors may only be removed for cause.

         Adoption of Proposal 3 may have the effect of making it more difficult for stockholders to remove the existing management of the Company and may, therefore, discourage potentially unfriendly bids for shares of the Company. The amendment may also impede assumption of the management of the Company by any other person or entity which, through a takeover bid or otherwise, might obtain a substantial number of shares of Common Stock. Proposal 3 is not being recommended in response to any past problems regarding Board of Director continuity or any specific effort of which the Board of Directors is aware to accumulate the Company's stock or to acquire control of the Company, but rather in recognition that such activities might occur in the future. In considering Proposal 3, stockholders should consider and review the "REASONS FOR PROPOSAL 3" and "POSSIBLE ANTI-TAKEOVER EFFECTS OF THE PROPOSAL 3".

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE CLASSIFICATION OF THE BOARD OF DIRECTORS AND FOR THE ADOPTION OF PROPOSAL 3.


REASONS FOR PROPOSAL 3

         The Board of Directors believes that Proposal 3 will enhance the ability of the Company to carry out long-range plans and goals for the Company's benefit and the benefit of its stockholders. Proposal 3 will promote these long range plans and goals since, if adopted, it would establish a Classified Board, creating directorships for longer terms which expire at different intervals. Although the Company has not experienced difficulties in the past in maintaining continuity of operations and management, the Board of Directors believes that a Classified Board will assist the Company in maintaining this continuity into the future. These provisions should increase the likelihood of continuity and stability in the composition of the Board of Directors and, at the same time, reduce the possibility that a third party could effect or threaten to effect a sudden or surprise change in majority control of the Board of Directors without the support of the incumbent Board. The Board of Directors does not believe that the Company has had any problems in the past with respect to continuity in leadership and policy.

         A Classified Board would also extend the time it would take for a hostile stockholder to obtain control of the Company's Board of Directors, thereby limiting such abusive takeover tactics as two tiered tender offers. Assuming each class of directors is equal in size, even a majority stockholder could not obtain control of the Board until the second annual stockholders meeting after it acquired a majority of the voting stock. During this time, the Board of Directors would have a better opportunity to negotiate with any such majority stockholder to obtain more favorable price and terms in any merger or tender offer. In addition, Proposal 3 will eliminate the ability of the stockholders to dismiss the entire Board of Directors and to increase or decrease the size of the Board, and will, therefore, further promote continuity of operations and management.

POSSIBLE ANTI-TAKEOVER EFFECTS OF PROPOSAL 3.

         Proposal 3 is intended to encourage persons seeking to acquire control of the Company to initiate such an acquisition through arm's length negotiations with the Company's Board of Directors. The Board of Directors believe that the adoption of Proposal 3 will enable the Board of Directors to evaluate the proposal and study alternative proposals in the absence of the coercive atmosphere that might otherwise prevail and without the imminent threat of removal. This ability to evaluate and negotiate will help ensure that the best price is obtained in any acquisition transaction that may ultimately be consummated.

         Proposal 3 cannot, and is not intended to, prevent a purchase of all or a majority of the equity securities of the Company nor is it intended to deter bids or other efforts to acquire such securities. Rather, the Board of Directors believes that Proposal 3 will encourage third parties which may seek to acquire control of the Company to initiate such an acquisition through negotiations directly with the Board of Directors. Therefore, the Board believes that it will be in a better position to protect the interests of all of the stockholders if Proposal 3 is approved. In addition, the stockholders of the Company will have a more meaningful opportunity to evaluate such action.

         Adoption of Proposal 3 may deter certain mergers, tender offers, proxy contests or other future takeover attempts which holders of some or even a majority of the outstanding stock believe to be in their best interests, and may make removal of management more difficult even if such removal would be beneficial in the judgment of many of the stockholders. Not all takeovers or changes in control of the Board of Directors that are proposed and effected without prior consultation and negotiation with the incumbent Board are necessarily detrimental to the Company and its stockholders. However, the Board believes that the benefits of seeking to protect its ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure the Company outweigh the disadvantages of discouraging such proposals.

         Although Proposal 3 is intended to encourage persons seeking to acquire control of the Company to initiate such an acquisition through arm's length negotiations with the Board the overall effect of these provisions may be to discourage a third party from making a tender offer for a portion or all of the Company's securities, hostile or otherwise (including an offer at a substantial premium over the then prevailing market value of the Company's Common Stock), or otherwise attempting to obtain a substantial portion of the Common Stock of the Company in order to commence a proxy contest or engage in other takeover-related action, even though some or a majority of the Company's stockholders might believe such actions to be beneficial. If third parties are discouraged from making offers for all or a substantial portion of the Company's Common Stock, the effect may be to dampen demand for, or speculation in, the Company's Common Stock and therefore negatively impact the price of the Common Stock.

         To the extent that any third party potential acquirors are deterred by Proposal 3, such provisions may serve to benefit incumbent management by making it more difficult to remove management, even when the only reason for the proposed change of control or the stockholder action may be the unsatisfactory performance of the present directors. In addition, since Proposal 3 is, in part, designed to discourage accumulating large blocks of the Company's voting securities by purchasers whose objective is to gain control of the Company, their adoption could tend to reduce the temporary fluctuation in the market price of such voting stock that frequently results from such accumulations or attempted accumulations. Accordingly, stockholders could be deprived of certain opportunities to sell their shares at a higher market price.

RELATIONSHIP OF PROPOSAL 3 TO OTHER PROVISIONS

         Existing provisions of the Delaware GCL and the Company's Certificate of Incorporation may be deemed to discourage unsolicited takeover proposals regardless of the adoption or rejection of the Proposals. Although the Company's current Certificate of Incorporation does not contain provisions intended by the Company to have, or to the knowledge of the Board of Directors having, an anti-takeover effect, it currently authorizes the issuance of 50,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock. The Board has the authority to fix by resolution the designations, powers, preferences, rights, qualifications, limitations or restrictions on the shares of Preferred Stock. This authorized and available Common Stock and Preferred Stock could (within the limits imposed by applicable law and the rules of the NASDAQ National Market) be issued by the Company and used to discourage a change in control of the Company. For example, the Company could privately place shares with purchasers who might side with the Board of Directors in opposing a hostile takeover. Additionally, the Board could designate a series of Preferred Stock to be issued in connection with a rights plan. In addition, the Company's By-laws currently restrict the calling of a special meeting to the Board of Directors, the President or the Secretary at the request of shareholders of a majority of the voting stock. The provision could make it more difficult for a party seeking to acquire control to call a meeting for the election of directors or to take other desired corporate action.

         Once a Classified Board is established, the Delaware GCL prohibits stockholders from removing members of a Classified Board without cause before the expiration of their respective terms unless the Certificate of Incorporation specifies otherwise. The Delaware GCL contains a number of other provisions which are designed to strengthen the position of incumbent management in connection with a takeover attempt. For example, Delaware law provides that a corporation has the general power, exercisable by its board of directors, to accept, reject, respond to or take no action in respect of an actual or proposed acquisition, divestiture, tender offer, takeover or other fundamental change. The case law of Delaware has developed special standards for deciding whether to uphold or advocate the actions of incumbent management in the context of takeover proposals.

         The Company is also subject to Section 203 of the Delaware GCL, which provides that a person who acquires fifteen percent (15%) or more of the outstanding voting stock of a Delaware corporation becomes an "interested stockholder". Section 203 prohibits a corporation from engaging in mergers or certain other "business combinations" with an interested stockholder for a period of three (3) years, unless (i) prior to the date the stockholder becomes an interested stockholder, the board of directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder; or (ii) the interested stockholder is able to acquire ownership of at least eight-five percent (85%) of the outstanding voting stock of the corporation (excluding shares owned by directors of the corporation who are also officers and shares owned by certain employee stock plans) in the same transaction by which the stockholder became an interested stockholder; or (iii) the interested stockholder obtains control of the board of directors, which then approves a business combination which is authorized by a vote of the holders of two-thirds of the outstanding voting stock not held by the interested stockholder.

         The definition of interested stockholder does not include persons whose ownership of voting stock exceeds the fifteen percent (15%) threshold as a result of action taken by the corporation unless that person thereafter acquires additional shares.

         A "business combination" is defined broadly in the Delaware GCL to include any merger or consolidation with the interested stockholder, any merger or consolidation caused by the interested stockholder in which the surviving corporation will not be subject to Delaware law, or the sale, lease, exchange, mortgage, pledge, transfer or other disposition to the interested stockholder of any assets of the corporation having a market value equal to or greater than ten percent (10%) of the aggregate market value of the assets of the corporation. "Business combination" is also defined to include transfers of stock of the corporation or a subsidiary to the interested stockholder (except for transfers in conversion, exchange or pro rata distribution which do not increase the interested stockholder's proportionate ownership of a class or series), or any receipt by the interested stockholder (except proportionately as a stockholder) of any loans, advances, guaranties, pledges or financial benefits.

        PROPOSAL 4 - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors is seeking ratification of the appointment of Ernst & Young, LLP as its independent auditors for 1997. If a majority of stockholders voting at the Meeting should not approve the selection of Ernst & Young, LLP, the selection of independent auditors may be reconsidered by the Board of Directors.

         Ernst & Young, LLP is currently the Company's independent auditor. A representative of Ernst & Young, LLP is expected to attend the Meeting and respond to appropriate questions from stockholders.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG, LLP.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

COMPENSATION OF DIRECTORS

         In 1996, each director who was not an employee of the Company, a consultant to the company, or associated with a collaborator of the Company was eligible to receive a director's fee of $25,000 per year. Other directors received no compensation for their services to the Company as directors. Each non-employee director is also entitled to receive (i) an automatic grant of options to purchase 10,000 shares of Common Stock on the date that each non-employee director is first elected or appointed as a director and (ii) an annual automatic grant of an option to purchase 2,000 shares of Common Stock. See "PROPOSAL 2-APPROVAL OF AMENDMENTS TO THE 1994 STOCK OPTION PLAN". All directors are reimbursed for expenses incurred in connection with attending meetings of the Board of Directors.

         In September 1992, the Company entered into a consulting agreement with Donald D. Johnston, a director of the Company, for an initial term of one year. This agreement was renewed for additional one year terms in September 1993, 1994, 1995 and 1996. Pursuant to the agreement, Mr. Johnston received a consulting fee of $50,000 in the year ended August 31, 1996. Compensation for the year ending August 31, 1997 will be $1 in addition to the standard directors fee of $25,000. In connection with entering into the September 1992 agreement, the Company sold 56,391 shares of restricted Common Stock to Mr. Johnston at a purchase price of $.01 per share. All of the shares are subject to rights of first refusal on sale (at a price of $.19 per share less than the price to be paid in the proposed sale.)

         In August, 1996 the Company granted Mr. Hormats options to purchase 11,250 shares of Common Stock at $32.25 per share. The options vest and become exercisable in equal annual installments over a five-year period.

EXECUTIVE COMPENSATION

                                            SUMMARY COMPENSATION TABLE


                                                 ANNUAL COMPENSATION                            LONG TERM COMPENSATION
                               ------------------------------------------------  ---------------------------------------------------
                                                                                                   AWARDS
                                                                 OTHER              RESTRICTED
                                                                 ANNUAL                STOCK                    ALL OTHER
                                       SALARY(1)  BONUS       COMPENSATION(2)       AWARD(S)(3)  OPTIONS(4)    COMPENSATION
NAME AND PRINCIPAL POSITION     YEAR      ($)       ($)           ($)                    ($)       (#)              ($)
---------------------------    -----  ---------- ----------  -----------------   ------------- ------------- ----------------------
William A. Haseltine, Ph.D.     1996    330,000   150,000        68,637(5)
Chief Executive Officer         1995    300,000   120,000        75,040(5)
                                1994    250,000    75,000       163,808(6)

Melvin D. Booth                 1996    300,000   125,000
President and                   1995    132,692    60,000       506,913(7)                       300,000
  Chief Operating Officer

Craig A. Rosen, Ph.D.           1996    252,600   100,000                                         45,000
Sr. Vice President              1995    235,000    70,000                                         50,000
                                1994    200,000    60,000                                         35,000

Bradley G. Lorimier             1996    245,000   100,000
Sr. Vice President (8)          1995    234,808    63,000
                                1994    177,404    60,000       139,336(9)                       200,000

Michael J. Antonaccio, Ph.D.    1996    200,000    60,000
Vice President                  1995    190,000    42,000
                                1994    125,308    40,000       119,310(10)                      100,000

----------

(1) Includes amounts earned but deferred at the election of the executive, such as salary deferrals under the Company's 401(k) Plan established under
     Section 401(k) of the Code.

(2) As permitted by rules promulgated by the Securities and Exchange Commission, no amounts are shown with respect to certain perquisites (such as car and housing allowances), where such amounts do not exceed the lesser of (i) 10% of the sum of the salary and bonus of the Executive Officer, or
     (ii) $50,000.

(3) No dividends were paid on stock or restricted stock for the fiscal years ended December 31, 1994, 1995 and 1996.

(4)  The Company has awarded no Stock Appreciation Rights.

(5) These amounts include $51,285 and $58,650 in imputed interest for 1996 and 1995 respectively, on an interest-free loan to Dr. Haseltine.(See --Loans to Executive Officers).


(6) This amount includes a $93,000 housing allowance and $41,893 in imputed interest on an interest-free loan to Dr. Haseltine (See --Loans to Executive Officers).

(7) On July 17, 1995, Mr. Booth joined the Company as President, Chief Operating Officer. As an incentive for him to take the position, he was given a $60,000 sign-on payment. Additionally, the Company paid $423,725 related to relocation costs.

(8) On February 13, 1997, the Company entered into a Retirement Agreement with Mr. Lorimier (See --Employment Agreements).

(9) On March 14, 1994, Bradley Lorimier joined the Company as Senior Vice President, Business Development. As an incentive for him to take the position, he was given a $25,000 sign-on payment. Additionally, the Company paid $114,336 in relocation costs.

(10) On April 15, 1994, Michael J. Antonaccio, Ph.D. joined the Company as Vice President, Strategic Drug Development. As an incentive for him to take the position, he was given a $15,000 sign-on payment. Additionally, the Company paid $104,310 in relocation costs.

                                     OPTIONS GRANTED IN 1996


                                Individual Grants
---------------------------------------------------------------------------------  Potential realizable value at
                                      Percent of total  Exercise                   assumed annual rates of stock
                                      options granted   price per                  price appreciation for option
                             Options  to all employees    share      Expiration                term(1)
            Name               (#)     in fiscal year      ($)          date       --------------------------------
                                                                                         5% ($)          10% ($)
--------------------------  --------- ---------------- ------------  ------------ -------------- -------------
William A. Haseltine, Ph.D.   None
Melvin D. Booth               None
Craig A. Rosen, Ph.D.        45,000          6%          $38.25      Dec. 23, 2006    1,082,485        2,743,229
Bradley G. Lorimier           None
Michael J. Antonaccio,Ph.D.  15,000          2%          $37.00      Dec. 11, 2006      349,037          884,527

----------
(1) The assumed annual rates of stock price appreciation of 5% and 10% are required by the Securities and Exchange Commission to be used for illustration purposes and are not intended to forecast possible future appreciation, if any, of the Company's stock price.



                                  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                     AND OPTION VALUES AT END OF FISCAL YEAR

                                                                                   NUMBER OF          VALUE OF UNEXERCISED
                                                                               UNEXERCISED OPTIONS     IN-THE-MONEY OPTIONS
                                                                               AT FISCAL YEAR-END       AT FISCAL YEAR-END
                                          SHARES                                  (EXERCISABLE/           (EXERCISABLE/
                                       ACQUIRED ON             VALUE             UNEXERCISABLE)           UNEXERCISABLE)
               NAME                    EXERCISE (#)         REALIZED ($)               (#)                     (#)
----------------------------------   ---------------     ----------------     --------------------   ------------------------
William A. Haseltine, Ph.D.                None                 None                  None                     None
Melvin D. Booth                            None                 None             50,000/250,000         812,500/4,062,500
Craig A. Rosen, Ph.D.                     25,000              $938,750           40,522/106,000        1,127,967/1,018,250
Bradley G. Lorimier                       35,500              $542,000           124,500/40,000         2,925,750/940,000
Michael J. Antonaccio, Ph.D.              10,000              $219,875            50,000/55,000         1,068,750/911,250

EMPLOYMENT AGREEMENTS

         In February 1997, the Company entered in an employment agreement with Dr. Haseltine that superseded his May 1993 employment agreement. The employment agreement is for an initial term expiring in February 2000 and will automatically extend for additional one-year periods unless terminated by either party four months prior to the end of the applicable term. The employment agreement provides that Dr. Haseltine is entitled to an annual base salary of $350,000, and an annual bonus as determined by the Board of Directors and a car allowance of $10,200 per year. The Company may terminate the employment agreement without cause, and upon such termination, Dr. Haseltine will be entitled to severance equal to his base salary for a period of 24 months. The Company sold to Dr. Haseltine 661,160 shares of restricted Common Stock on May 18, 1993 at a purchase price of $.20 per share. The shares of Common Stock sold to Dr. Haseltine vest in equal annual installments over a four-year period that commenced on May 11, 1993. Unvested shares may be repurchased by the Company at cost if Dr. Haseltine is terminated for cause or if Dr. Haseltine voluntarily terminates his employment. All of the shares are subject to rights of first refusal by the Company on sale (at a price per share equal to $1.13 less than the price of the proposed sale).

         In June 1995, the Company entered into an employment agreement with Mr. Booth in which he agreed to serve as President and Chief Operating Officer of the Company. The Company may terminate the agreement at any time and upon termination without cause, Mr. Booth will be entitled to receive base salary until the earlier of (i) eighteen months after termination of employment, or
(ii) until Mr. Booth commences other regular, full-time employment. The agreement provides that Mr. Booth is entitled to an annual base salary, as determined by the Board of Directors ($325,000 as of January 1, 1997), an annual bonus of up to 35% of base salary, and a car allowance of $9,000 per year. The Company paid Mr. Booth a sign-on payment of $60,000. The Company paid Mr. Booth relocation costs of $423,725 in connection with his relocation to Maryland.

         In October 1992, the Company entered into an employment agreement with Dr. Rosen in which Dr. Rosen agreed to serve as Senior Vice President, Research and Development of the Company. The employment agreement was for an initial term ending in October 1995 and has been and will be automatically extended for additional one-year periods unless terminated by either party prior to the end of the applicable term. Dr. Rosen is entitled to an annual base salary, as determined by the Board of Directors ($275,000 as of January 1, 1997), an annual bonus of between 10% and 20% of his base salary, and a car allowance of $4,800 per year. The Company may terminate the employment agreement without cause, and upon such termination, Dr. Rosen will be entitled to receive three months' base salary. In April 1993, pursuant to the agreement, the Company sold to Dr. Rosen 140,977 shares of restricted Common Stock at a purchase price of $.01 per share. All of the shares are subject to rights of first refusal by the Company on sale (at a price per share equal to $.19 less than the price of the proposed sale).

         In March 1994, the Company entered into an employment agreement with Mr. Lorimier in which he agreed to serve as Senior Vice President, Business Development of the Company. The employment agreement was for a term ending March 1997. The employment agreement provided that Mr. Lorimier was entitled to an annual base salary, as determined by the Board of Directors ($250,000 as of January 1, 1997), and an annual bonus, based on his performance, of between $50,000 and $100,000. On February 13, 1997, the Company entered into a Retirement Agreement with Mr.

Lormier. Pursuant to the Retirement Agreement, Mr. Lormier, i) will retire effective June 30, 1997, ii) has resigned as a director, iii) will be entitled to payment of a pro rata bonus based on performance between January 1, 1997 and his retirement date and iv) will be retained as a part-time consultant for a one year period for compensation of $50,000 for such year. The Retirement Agreement provides for the acceleration of the vesting of 40,000 unvested shares subject to an option granted to Mr. Lormier on March 21, 1994 at an exercise price of $17.50 and further provides that the option shall be exercisable through the date which is 90 days following the expiration of the consulting period.

         In   March   1994,   Dr.   Antonaccio   agreed   to   serve   as   Vice
President-Strategic Drug Development of the Company for an annual base salary, as determined by the Board of Directors ($215,000 as of January 1, 1997).

LOANS TO EXECUTIVE OFFICERS

         In November 1993, the Board of Directors authorized the extension of an interest-free loan to Dr. Haseltine, in an amount up to $1,000,000, to enable Dr. Haseltine to pay certain tax liabilities relating to his purchase of Common Stock in May 1993. The loan was made on December 29, 1993 and was evidenced by a promissory note dated March 4, 1994 in the amount of $872,845, replacing a promissory note dated December 29, 1993. The loan was increased to $891,488 on December 16, 1994. The loan was secured initially by 114,472 shares of issued and outstanding Common Stock of the Company, whose market value at the time the Common Stock was pledged was equal to 200% of the principal sum of the loan (the "Collateral") and is now secured by 64,252 shares of Common Stock. The loan is repayable in full (i) twenty business days after demand for repayment has been made, (ii) twenty business days after Dr. Haseltine's employment has been voluntarily terminated by Dr. Haseltine or terminated for cause by the Company,
(iii) on the date Dr. Haseltine defaults on the note, or (iv) December 29, 2003, whichever occurs first. Dr. Haseltine is required to prepay the loan in full, or in some instances, in part, if he sells any of the Collateral or Company terminates his employment as a result of his death or disability or for any reason other than for cause.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

         COMPENSATION COMMITTEE. From January to June 1996, the Compensation Committee consisted of James Cavanaugh, William W. Crouse, Joshua Ruch and Donald D. Johnston as Chairman. In June 1996, William W. Crouse resigned as director of the Company.

         INSIDER PARTICIPATION. Mr. Cavanaugh is a general partner of the general partners of HCV III and HCV IV. HCV III and HCV IV are stockholders of the Company and are deemed to hold 1.4% of the outstanding shares of Common Stock of the Company. Rho Management Trust III, a principal stockholder of the Company, is an affiliate of the prinicipal limited parnter of HCV IV. Mr. Ruch is President and controlling stockholder of Rho Management Partners L.P. which serves as investment advisor to Rho Management Trust III. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT" and "--Certain Relationship and Related Transactions."

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors (the "Committee") consists entirely of non-employee directors. The Committee determines all compensation paid or awarded to the Company's executive officers and approves the Company's overall compensation policies.

         The Committee's goals are attract and retain an executive management team that is capable of taking full advantage of the Company's opportunities, and to provide incentives for outstanding performance. The Committee takes a flexible and individualized approach, with a minimum of formal structure. In arriving at an initial compensation offer to an individual, the Committee considers determinants of the individual's market value, including experience, education, accomplishments and reputation, as well as the level of responsibility to be assumed, in relation to the market value of such qualifications. When determining subsequent adjustments to an individuals compensation package, the Committee also evaluates the importance to shareholders of that person's continued service, based largely on recent accomplishments. This is a judgment process, exercised by the Committee with the advice of Company Management and a compensation consultant. The evaluation is not tightly linked to performance against predetermined criteria, because such systems interfere with creative opportunism.

         The executive officers' compensation structure consists of: (i) base salary, (ii) cash bonus and (iii) stock options.

         BASE SALARY. Each individual's base salary is determined by the Committee after considering a variety of factors that make up market value and prospective value to the Company, including the knowledge, experience and accomplishments of the individual, his level of responsibility, and the typical compensation levels for individuals with similar credentials. The Committee may change the salary of an individual on the basis of its judgment for any reason, including the performance of the individual or the Company, changes in responsibility, and changes in the market for executives with similar credentials.

         CASH BONUS. Bonus is for accomplishments during the past year. It is determined by the Committee with advise from Company Management, based upon the Committee's assessment of the individual's contributions during the year, compared to, but not limited to, a list of goals previously approved by Management and the Committee. In determining bonuses for the fiscal year ended December 31, 1996, the Committee considered the establishment of seven new collaborations with other companies based on HGS technology, continued progress within collaborations previously established, progress in defining possible therapeutic proteins for internal development or out-licensing, and further additions to the Company's intellectual property and to its capability to convert this to product development programs.

         STOCK OPTIONS. Stock options are prospective incentives, aimed at keeping and motivating key people by letting them share in the value they create for stockholders. They are awarded at times deemed appropriate by the Committee in amounts calculated to secure the full attention and best efforts of executives on whose future performance the Company's success will depend. Executive officers other than the C.E.O. (discussed below) received options on 210,000 shares in 1996, including one initial award.

         The Committee also believes significant equity participation is important in attracting capable and entrepreneurial scientists and administrators, so 580,616 shares were optioned to other managers and scientists in 1996, pursuant to employee incentive plans approved by the Committee.

         CHIEF EXECUTIVE OFFICER'S COMPENSATIONS. The Committee awarded Dr. Haseltine a bonus of $150,000 for the fiscal year ended December 31, 1996. In addition, effective January 1, 1997, Dr. Haseltine's base salary was increased from $330,000 per year to $350,000 per year. The bonus and increase in salary are based on the Committee's assessments of Dr. Haseltine's role in the
Company's performance in 1996, and on the continuing growth in his responsibilities. Under Dr. Haseltine's leadership, the Company's capabilities and opportunities were significantly enhanced by initiating collaborations which multiply the potential for converting the Company's discoveries into products on a timely basis. At the same time, the Company has negotiated rights to internal development of selected products, and has made considerable progress in evaluating their potential. Organizational development is keeping pace with the expanding opportunities.

         The final installment of Dr. Haseltine's 1,162,887 shares of founder's stock vests during the first half of 1997. In view of Dr. Haseltine's importance to the Company's accomplishments thus far and his demonstrated ability to provide the scientific and business leadership the Company needs for the future, the Committee decided to develop a stock option program for Dr. Haseltine which would offer him the potential for exceptional equity growth, as attractive as those he has earned in the Company's early years, if the stock price increases enough to reward shareholders even more. With the advice of a leading compensation consultant, the Committee estimated the option awards Dr. Haseltine would receive over the next 5 years under a program typical of the Company's peers, assuming continued top performance, and aggregated them into a single grant on January 21, 1997, of options on 500,000 shares of Company common stock, in lieu of anticipated annual grants during the coming 5 years. The terms are as follows:

         150,000 shares                at market  price ($41 as of  January  21,
                                       1997) for 5 years, vesting at the rate of
                                       25% per year.
         150,000 shares                at $70 per share (71% over  market  price
                                       as of  January  21,  1997)  for 7  years,
                                       vesting at the rate of 20% per year.
         200,000 shares                at $100 per share (144% over market value
                                       as of January 21, 1997) for 10 years, vesting at the rate of 16 2/3% per year.

         DIRECTORS COMPENSATION. The Committee has awarded stock options to directors in the past only at the time of initial election to the Board. The awards have typically been 11,250 shares, vesting at the rate of 2,250 share per year. Reviewing past practices with our consultant, the Committee concluded that the automatic grant of options to purchase shares of the Company at the time of initial election or appointment as a director and each year thereafter, is needed to enhance the attractiveness of service on the Board.

         The Committee believes the amendment to the 1994 Plan developed by our consultant, described in Proposal 2, will serve shareholder interests by helping to attract top-cailber directors and focusing their attention on planning for the Company's long-term success.

         COMPENSATION DEDUCTION LIMIT. The Committee has considered the $1 million limit on deductible executive compensation that is not performance based, and believes all executive compensation expenses will be deductible by the Company for the foreseeable future.

                                 Compensation Committee



                                 Donald D. Johnston, Chairman
                                 Joshua Ruch
                                 James H. Cavanaugh, Ph.D.

PERFORMANCE GRAPH

         The following graph compares the percentage change in the total cumulative shareholder return on the Company's Common Stock since its initial public stock offering completed on December 2, 1993 with the cumulative total return on the Standard & Poor's Composite Index of 500 Stocks (the "S&P 500") and the capital stocks of a peer group (the "Peer Group") of biotechnology companies.* The comparison assumes $100 was invested on December 2, 1993 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends. The comparisons in this table are required by the SEC and are not intended to forecast or be necessarily indicative of actual future returns on the Company's Common Stock. In its 1994 Proxy Statement, the Company compared the total shareholder returns for the Company's Common Stock to the S&P 500 and the Nasdaq Biotechnology Index ("NBI") for the 29 days following the Company's initial public offering on December 2, 1993. The Company did not use the NBI for comparison to the performance of the Company's Common Stock in 1994 because the NBI was not available for a portion of 1994. Moreover, the Company believes that the Peer Group provides a better comparison for stock performance in 1994 and for the future because the Peer Group is composed of companies more representative of the Company's business.

                                [GRAPHIC OMITTED]

                                                         Indust
                            H&G           S&P 500         Index

12/02/93                   100.00         100.00         100.00
12/31/93                   147.92         101.21         101.24
12/31/94                   122.92         102.55          91.25
12/31/95                   318.75         141.09         168.35
12/31/96                   339.58         173.48         169.40



Notes:

     1. The lines represent annual index levels derived from compounded daily returns that include all dividends.
     2. The indices are reweighted daily, using the market capitalization on the previous trading day.
     3. If the annual interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.


          The current composition of the Peer Group is presented below.

Advanced Tissue Science              GeneMedicine Inc.                        Novavax Inc.
Alfacell Corp.                       Genetics Institute Inc.                  NPS Pharmaceuticals Inc.
AMBI Inc.                            Genta Incorporated                       Nyer Medical Group
American Biogenetic SCI              Genzyme Corp.                            ONYX Pharmaceuticals Inc.
Amgen Inc.                           Genzyme Transgenics Corp.                Oravax Inc.
Anergen Inc.                         Gilead Sciences Inc.                     Oxigene Inc.
Anika Therapeutics Inc.              Gliatech Inc.                            Procept Inc.
Ansan Inc.                           Houghten Pharmaceuticals                 Protein Design Labs Inc.
Aphton Corp.                         Hybridon Inc.                            Qiagen NV
Ariad Pharmaceuticals                IDEC Pharmaceuticals CP                  Repligen Corp.
AutoImmune Inc.                      IGI Inc.                                 RIBI Immunochem Res Inc.
Aviron                               Imclone Systems Inc.                     Sangstat Medical Corp.
Biocryst Pharmaceuticals             Immunex Corp.                            Senetek PLC ADR
Biogen Inc.                          Immune Response Crop.                    Seragen Inc.
Biomatrix Inc.                       Integra Lifesciences CP                  Serologicals Corp.
Biomira Inc.                         Interferon Sciences Inc.                 Somatix Therapy Corp.
Biotime Inc.                         La Jolla Pharmaceutical                  Somatogen Inc.
Cel-Sci Corp.                        Lifecore Biomedical Inc.                 Sparta Pharmaceuticals
Chrysalis Internat. Corp.            LXR Biotechnology Inc.                   Sugen Inc.
Creative Biomolecules                Magainin Pharmaceuticals                 Symbollon CP CL A
Cryolife Inc.                        Martek Biosciences Corp.                 Tageted Genetics CP
Curative Technologies                Medarex Inc.                             Techne Corp.
Cypress Biosciences Inc.             MedImmune Inc.                           Texas Biotechnology Corp.
Cytotherapeutics Inc.                NABI Inc.                                Titan Pharmaceutical Inc.
Cytrx Corporation                    Neurex Corp. CL A                        Transkaryotic Therapies
Diacrin Inc.                         Neurobiological Tech.                    Vical Inc.
Embrex Inc.                          North Amer. Vaccine                      Vion Pharmaceuticals Inc.
Enzon Inc.                           Northfield Laboratories                  Viragen Inc.
Galagen Inc.                                                                  Virus Research Institute
                                                                              Zonagen Inc.

THE FOREGOING GRAPH SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY FILING OF THE COMPANY UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         AGREEMENTS WITH SMITHKLINE BEECHAM. In May 1993, the Company entered into the SmithKline Beecham Collaboration Agreements pursuant to which SmithKline Beecham was granted certain exclusive rights to develop and commercialize therapeutic and diagnostic products within the "SB Field" (as defined below) based on human genes discovered by the Company. Pursuant to the SB Collaboration Agreements, SmithKline Beecham has paid to the Company an aggregate of $125 million including $55.1 million which was allocated to the purchase of an aggregate of 1,351,738 shares of Common Stock.

         In June 1996, the SB Collaboration Agreements were substantially amended (the "SB Amendment"). The SB Amendment allowed the Company and SmithKline Beecham together to enter into collaboration agreements with additional pharmaceutical companies ("New Collaboration Partners") in the SB Field (other than diagnostics and animal healthcare in which SmithKline Beecham has generally retained exclusive rights.) The "SB Field" is the field of human and animal healthcare, other than gene therapy (excluding gene therapy vaccines), antisense products and the use of genes for synthesizing drugs that were known at the time the SB Collaboration Agreements were executed. In addition, the SB Amendment provides that each of the Company and SmithKline Beecham can independently designate potential therapeutic proteins for its exclusive development and commercialization (e.g. marketing or outlicensing) provided that it is the first among the Company, SmithKline Beecham and the New Collaboration Partners to select the protein and certain research requirements are met prior to such designation. In addition, the SB Amendment provides procedures under which the Company and SmithKline Beecham may independently (i) research, develop and commercialize antibody products directed against antigens derived from the human genome database created by the Company and (ii) identify and use novel molecular targets derived from the human genome database created by the Company to discover and develop small molecule pharmaceutical products, provided that the Company will not initiate screening of such targets for three years from the effective date of the SB Amendment and will not use certain targets subject to agreements with third parties, subject to certain other restrictions.

         The SB Amendment provides that SmithKline Beecham and the Company will share equally in any license fees and product development milestone payments paid under New Collaboration Partner Agreements, and that the Company will receive all royalties and research support payments under such New Collaboration Partner Agreements. The SB Collaboration Agreements provide for payments to the Company of royalties on net sales of products based on the Company's patents or technologies within the SB Field ("SB Products") sold by SmithKline Beecham (or its licensees) and milestone payments in connection with the development of SB Products. The Company has an option to co- promote SB Products sold by SmithKline Beecham, on a country-by-country basis, in the United States, Canada, Mexico and Europe (subject to certain limitations as to rights granted to Takeda and other parties). If the Company develops and markets or outlicenses a product in the SB Field pursuant to its rights under the agreements with SmithKline Beecham, SmithKline Beecham will generally be entitled to royalties or to share in milestone payments and license fees received by the Company from licensees with respect to such products. The New Collaboration Partner Agreement with Schering Corporation and Schering-Plough, Ltd. (collectively "Schering-Plough") includes an option for Schering-Plough to co-develop and co-commercialize up to two products in the SB Field to which the Company has exclusive development and commercialization rights under the SB Collaboration Agreements. The SB

Collaboration Agreements include an option for SmithKline Beecham to co-develop and co- commercialize products in the SB Field to which the Company has exclusive development and commercialization rights under the SB Collaboration Agreements and for which Schering-Plough has not exercised its option to co-develop and co-commercialize. SmithKline Beecham will also be entitled to royalties on, and an option to co-promote products outside the SB Field sold by the Company which are based on or incorporate patents or information developed by SmithKline Beecham based on the Human Genome Technology of the Company.

         The initial research term under the SB Collaboration Agreements continues through June 2001. After expiration of the initial research term, the Company will have all rights to the Company's Human Gene Technology, except that SmithKline Beecham will retain rights to the Company's Human Gene Technology pursuant to research plans meeting certain specified criteria submitted prior to expiration of the initial term, Takeda will retain rights granted to it under a license agreement prior to expiration of the initial research term and New Collaboration Partners will retain rights granted to them under New Collaborations Partner Agreements. SmithKline Beecham has the right to extend the research term for up to five additional years by making certain payments, which would extend the time for submitting research plans as to therapeutic products other than antibody products and therapeutic protein products.

         The Company also agreed to use its best efforts to elect a nominee designated by SmithKline Beecham as a director of the Company. SmithKline Beecham has named Robert A. Armitage to be nominated by the Board of Directors to stand for election as Director. SmithKline Beecham is also entitled to a right of first refusal to purchase new shares of Common Stock in any issuance of equity securities by the Company, other than issuances of certain excluded securities (all as defined in the Stock Purchase Agreement), in amounts which would not enable it to exceed its percent ownership of the Company as of the execution date of the Collaboration Agreement. SmithKline Beecham waived this right of first refusal in connection with the Company's public offerings. These rights continue until the expiration of the initial research term (as defined in the Stock Purchase Agreement) or termination of the Collaboration Agreement between the Company and SmithKline Beecham for certain reasons.

         In July 1995, the Company entered into a collaboration agreement with MedImmune with respect to the development of drugs based upon infectious agents sequenced by the Company or TIGR or as to which the Company has licensed the rights. The agreement provides that MedImmune will select, research, develop and commercialize product candidates from the Company's information and patents relating to bacteria. The Company will be entitled to share in the net profits from the sale of any products covered by patent claims of the Company or joint patent rights and to share in license fees from products covered by such claims. The agreement is terminable by either party for a certain period after notice of termination is given and includes certain provisions restricting the Company and MedImmune from collaborating with others in the areas covered by the collaboration agreement during the term. In November 1996, the Company entered into a collaboration agreement with OraVax Merieux Co. in which MedImmune and the Company granted an exclusive license for use of the Company's and MedImmune's technology for certain vaccine development. Dr. Cavanaugh is a Director and beneficial owner of shares of common stock of MedImmune, Inc.

         The Company believes that all transactions between the Company and its officers, directors, principal stockholders or affiliates thereof, including the transactions with TIGR, in light of all of the circumstances of the transactions, have been, and will in the future be, on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

                                  OTHER MATTERS

         The Company's executive officers, directors, and ten percent beneficial owners of Common Stock are required to file reports of ownership and change of ownership with the Securities and Exchange Commission under the Exchange Act.

         The Board of Directors knows of no other business that may come before the Meeting. If any other business is properly presented at the Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

         Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the securities laws that might incorporate future filings, the report of the Compensation Committee and the performance graph included in this Proxy Statement shall not be incorporated by reference into any such filing.

         THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES, TO EACH OF THE COMPANY'S STOCKHOLDERS OF RECORD ON MARCH 17, 1997, AND TO EACH BENEFICIAL OWNER OF STOCK ON THAT DATE, UPON RECEIPT OF A WRITTEN REQUEST THEREFOR MAILED TO THE COMPANY'S OFFICES, 9410 KEY WEST AVENUE, ROCKVILLE, MARYLAND 20850- 3338, ATTENTION INVESTOR RELATIONS OFFICE. IN THE EVENT THAT EXHIBITS TO SUCH FORM 10-K ARE REQUESTED, A FEE WILL BE CHARGED FOR REPRODUCTION OF SUCH EXHIBITS. REQUESTS FROM BENEFICIAL OWNERS OF COMMON STOCK MUST SET FORTH A GOOD FAITH REPRESENTATION AS TO SUCH OWNERSHIP.


SOLICITATION OF PROXIES

         All costs of solicitation of proxies will be borne by the Company. In addition to solicitation by mail, the Company's directors, officers, and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. Brokers, custodians, and fiduciaries will be requested to forward proxy soliciting material to the beneficial owners of Common Stock held in their names, and the Company will reimburse them for their out-of-pocket expenses incurred in connection with the distribution of proxy materials.

PROPOSALS FOR THE 1998 ANNUAL MEETING

         Proposals of stockholders intended to be presented at the 1997 Annual Meeting of Stockholders must be received by the Company at its principal office in Rockville, Maryland not later than December 19, 1997 for inclusion in the proxy statement for that meeting.


                                       By Order of the Board of Directors,


                                       ROBERT H. BENSON, SECRETARY

April 28, 1997



         THE BOARD OF DIRECTORS HOPES THAT YOU WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE PROMPTLY. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR OWN SHARES.

                                    EXHIBIT A


                                   PROPOSAL 3
                                   ----------

         The following shall be added as the second paragraph under Article V of the Certificate of Incorporation:

         "Terms of Directors. The number of Directors of the Corporation shall be fixed by resolution duly adopted from time to time by the Board of Directors. The Directors, shall be classified, with respect to the term for which they hold office, into three classes, as nearly equal in number as possible. The initial Class I Director shall serve for a term expiring at the annual meeting of stockholders to be held in 2000, the initial Class II Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 1999, and the initial Class III Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 1998. At each annual meeting of stockholders, the successor or successors of the class of Directors whose term expires at that meeting shall be elected by a plurality of the votes cast at such meeting and shall hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The Directors elected to each class shall hold office until their successors are duly elected and qualified or until their earlier resignation or removal."

         The following shall be added as the third paragraph under Article V of the Certificate of Incorporation.

         "Vacancies. Any and all vacancies in the Board of Directors, however occurring, including, without limitation, by reason of an increase in size of the Board of Directors, or the death, resignation, disqualification or removal of a Director, shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board of Directors. Any Director appointed in accordance with the preceding sentence shall hold office until the annual meeting of stockholders at which the class of directors for which he or she has been chosen is elected and until such Director's successor shall have been duly elected and qualified or until his or her earlier resignation or removal. When the number of Directors is increased or decreased, the Board of Directors shall determine the class or classes to which the increased or decreased number of Directors shall be apportioned so as to maintain each class as nearly equal in number as possible; provided, however, that no decrease in the number of Directors shall shorten the term of any incumbent Director.

              1994 STOCK OPTION PLAN OF HUMAN GENOME SCIENCES, INC.
                                  (AS AMENDED)


I.       GENERAL PROVISIONS

1.1      PURPOSES OF THE PLAN

         Under this 1994 Stock Option Plan of Human Genome Sciences, Inc. (the "Plan"), Human Genome Sciences, Inc. (the "Company") will grant options to eligible employees, consultants, and other service providers to purchase shares of the capital stock of the Company. The Plan is designed to enable the Company to attract, retain, and motivate its employees and service providers by providing for or increasing their proprietary interests in the Company. The options issued pursuant to the Plan are intended to constitute either Incentive Stock Options or Nonqualified Stock Options as determined by the Committee and specified in the recipient's option agreement.

1.2      DEFINITIONS

         (a) "Board" means the Board of Directors of Human Genome Sciences, Inc.

         (b) "Code" means the Internal Revenue Code of 1986, as amended.

         (c) "Committee" means the Executive Compensation Committee of the Board, or such other committee as may be appointed by the Board for purposes of administering all or a portion of this Plan.

         (d) "Common Stock" means the common stock, par value $0.01 per share, of Human Genome Sciences, Inc.

         (e)   "Company"   means  Human  Genome   Sciences,   Inc.,  a  Delaware
corporation.

         (f) "Date of Exercise" means the date the Optionee delivers to the Secretary of the Company or his office the notice specified in Section 2.6(a)(i).

         (g) "Date of Grant" means the date as of which the Committee awards an Option to an Optionee, as specified in the minutes of the Committee.

         (h) "Employee" means any regular full-time common law employee, including any who are also officers or directors, of the Company or any successor to such corporation or other business. Solely for purposes of determining eligibility of persons to be recipients of Nonqualified Stock Option grants, the term "Employee" shall also include independent contractors and outside directors of and consultants to the Company.

         (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         (j) "Exercise Price" means the value of the consideration required under an Option Agreement to be provided in exchange for one share of Common Stock.

         (k) "Fair Market Value" of a share of Common Stock as of a given date means (1) the closing price of a share of Common Stock on the principal exchange on which Common Stock is then trading, if any, on the trading day before such date, or, if no shares were traded on the trading day before such date, then on the next preceding trading day during which a sale occurred; or (2) if such stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, (A) the last sales price (if the stock is then listed as a National Market Issue under the NASD National Market System) or (B) the mean between the closing representative bid and asked prices (in all other cases) for the stock on the trading day before such date as reported by NASDAQ or such successor quotation system; or (C) if such stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for the stock on the trading day before such date, as determined in good faith by the Committee; or (4) if Common Stock is not publicly traded, the fair market value established by the Committee acting in good faith.

         (l) "Incentive Stock Option" means an Option that is an "incentive stock option" within the meaning of Section 422 of the Code.

         (m) "Nonqualified Stock Option" means an Option that does not qualify as an incentive stock option under Section 422 of the Code.

         (n) "Option" means a right to purchase Common Stock granted under the Plan.

         (o) "Option Agreement" means a written agreement executed by the Optionee and the Company that contains the terms and conditions provided in
Article II and such additional terms and conditions, consistent with the Plan, as the Committee may decide.

         (p) "Optionee" means any Employee selected to receive Options pursuant to Section 2.1 or, where the context requires, a person described in Section 2.4.

         (q) "Plan" means the Company's 1994 Stock Option Plan as set forth herein, as amended from time to time.

         (r) "Rule 16b-3" means Rule 16b-3 promulgated under Section 16 of the Exchange Act.

         (s) "Termination of Employment" shall mean the time when the employer-employee or other service-providing relationship between the Optionee and the Company terminates for any reason, including death, disability, or retirement. Notwithstanding the foregoing and unless otherwise provided in the Option Agreement, "Termination of Employment" for purposes of Nonqualified Stock Options shall not include instances in which the Company immediately rehires a common law employee as an independent contractor or an independent contractor as an employee. The Committee, in its sole discretion, shall determine all questions of whether particular terminations or leaves of absence are Terminations of Employment.

1.3      SHARES OF COMMON STOCK SUBJECT TO THE PLAN

         (a) Subject to the provisions of Sections 1.3(c) and 3.1 (pertaining to corporate changes), the aggregate number of shares of Common Stock that may be issued pursuant to Options may not exceed 3,450,000 shares.

         (b) At the discretion of the Board or the Committee, the Common Stock to be issued pursuant to Options under the Plan will be made available either from authorized but unissued shares of Common Stock or from previously issued shares of Common Stock reacquired by the Company, including shares purchased on the open market.

         (c) If any Option expires, is canceled, or terminates for any reason, the shares of Common Stock available under such Option shall again be available for the granting of Options to the extent consistent with Rule 16b-3.

1.4      ADMINISTRATION OF THE PLAN

         (a) The Committee, which will administer the Plan, will consist of two or more members of the Board who are appointed by the Board, who are "non-employee directors" within the meaning of Rule 16b-3, and who are "outside directors" for purposes of Section 162(m) of the Code.

         (b) Subject to the express provisions of the Plan, the Committee has and may exercise such powers and authority of the Board as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan.

         (c) The Committee has the authority to interpret the Plan, to make all other determinations necessary or advisable for the administration of the Plan, and to prescribe, amend, and rescind reasonable rules and regulations relating to the Plan. All Committee interpretations, determinations, and actions will be final, conclusive, and binding upon all parties. The Committee shall take all actions in connection with the administration of the Plan pursuant to a majority vote or by the unanimous written consent of its members.

         (d) No member of the Board, the Committee, or the agents thereof will be liable for any action, inaction, or determination made in good faith with respect to the Plan or any transaction arising under the Plan.


II.      OPTION TERMS AND CONDITIONS

2.1      AUTHORITY TO GRANT OPTIONS

         (a) The Committee shall, in its sole discretion, select the Employees who receive Options and determine the terms of such Options, including the number of shares of Common Stock subject to an Option, the schedule for exercisability (including any requirements for satisfying performance criteria with respect to the Company and/or the Optionee), the time and conditions for expiration of the Option, and the form of payment due upon exercise. (In determining the type of payment that may be used, the Committee shall consider whether the acceptance of that form of payment will likely benefit the Company.) The Committee may grant more than one Option to an Employee, provided the Employee is eligible under the terms of the Plan at the time of each succeeding grant. In its discretion, the Committee may condition the granting of Options upon the Employee's cancellation of all or part of a previously granted Option. The Committee may set the Exercise Price of the Options without regard to any existing Options.

         (b) No more than 500,000 shares of Common Stock may be subject to Options granted to a single Employee under this Plan within a one calendar year period. If a portion of an Option is repriced, the number of shares subject to that portion shall be counted against the foregoing individual limit. Canceled options shall be counted against the limit for the period during which they were granted.

         (c) No Options shall be granted more than ten (10) years after the date on which the Board adopts this Plan.

         (d) Directors of the Company who are not employees of the Company ("Eligible Directors") will receive an option ("Director Option") to purchase 10,000 shares of Common Stock on the date that such person is first elected or appointed a director ("Initial Director Option"). Commencing on the day immediately following the date of the annual meeting of stockholders for the Company's fiscal year ending December 31, 1996, each Eligible Director will receive an automatic grant ("Automatic Grant") of a Director Option to purchase 2,000 shares of Common Stock on the day immediately following the date of each annual meeting of stockholders, as long as such director is a member of the Board of Directors. The exercise price for each shares subject to a Director Option shall be equal to the fair market value of the Common Stock on the date of grant. Initial Director Options shall become exercisable in five equal annual installments commencing one year from the date the option is granted and Automatic Grants will become exercisable in full on the first anniversary of the date of grant or 90 days after the termination of the director's association with the Company.

2.2      OPTION AGREEMENT

         The terms of each Option shall be contained in an Option Agreement, signed by the Optionee, that includes such terms and conditions consistent with the Plan and Rule 16b-3 as the Committee may in its discretion determine necessary or advisable.

2.3      EXERCISE PRICE

         The Committee shall determine the Exercise Price under each Option, but the Exercise Price may not be less than 100 percent (100%) of the Fair Market Value on the Date of Grant. If an Option intended to be an Incentive Stock Option is granted to any Employee who, at the Date of Grant, owns Common Stock possessing more than 10 percent (10%) of the total combined voting power of all classes of the Company's stock (or the stock of any "subsidiary" or "parent" of the Company as those terms are defined in Section 424 of the Code), the Exercise Price shall be no less than 110 percent (110%) of the Fair Market Value on the Date of Grant.

2.4      PERSON WHO MAY EXERCISE OPTIONS

         During the lifetime of the Optionee, only the Optionee or his duly appointed guardian or personal representative may exercise the Options. After his death, any exercisable portion of an Option may, before such portion becomes unexercisable under the Plan or the applicable Option Agreement, be exercised by the personal representative of the Optionee or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution.

2.5      EXERCISABILITY

         (a) Options granted pursuant to this Plan shall be exercisable at such times and under such conditions as shall be determined by the Committee; provided, however, that no portion of an Option shall be exercisable after the expiration of ten (10) years from its Date of Grant and that no portion of an Incentive Stock Option granted to any Employee who, at the Date of Grant, owns stock possessing more than 10 percent (10%) of the total combined voting power for all classes of the Company's stock (or the stock of any "subsidiary" or "parent" of the Company as those terms are defined in Section 424 of the Code) shall be exercisable after the expiration of five (5) years from the Date of Grant.

         (b) Subject to the provision of Section 3.7 (relating to shareholder approval), Options shall become exercisable at such times and in such manner as the Option Agreement may provide; provided, however, that by a resolution adopted after an Option Agreement is entered into, the Committee may, on such terms and conditions as it determines appropriate, and subject to Section 3.7, accelerate the time at which the Optionee may exercise any portion of an Option.

         (c) No portion of an Option that is unexercisable by reason of Termination of Employment shall thereafter become exercisable, unless the Option Agreement provides otherwise.

         (d) The Company will not issue fractional shares pursuant to the exercise of an Option, but the Committee may, in its discretion, direct the Company to make a cash payment instead of issuing fractional shares.

2.6      EXERCISE OF OPTIONS

         (a) An Optionee shall exercise any portion of an Option by delivering the notice described in Paragraph (1) below to the Secretary of the Company or his office on or before the date such portion of the Option becomes unexercisable under the applicable Option Agreement or the Plan and making payment as provided in Paragraph (2) within three (3) business days after such delivery:

               (1) A written notice of exercise, in a form complying with any rules the Committee may issue, that is signed by the Optionee and that specifies the number of shares of Common Stock underlying the portion of the Option being exercised; and

               (2) Full payment by cashier's or certified check of the Exercise Price for the shares of Common Stock with respect to which the Option is being exercised.

         (b) The Optionee shall also deliver to the Committee such representations and documents as the Committee, in its sole discretion, may consider necessary or advisable in order to comply with applicable provisions of the Securities Act of 1933 and any other Federal or state securities or other laws or regulations. The Committee may, in its sole discretion, take whatever additional actions it deems appropriate to so comply including, without limitation, placing legends on certificates and issuing stop-transfer orders to transfer agents and registrars.

         (c) If someone other than the Employee exercises any portion of an Option pursuant to Section 2.4, the Committee may request such proof as it may consider necessary or appropriate of the right of such person to exercise the Option.

         (d) No adjustment will be made for a dividend or other right for which the record date precedes the Date of Exercise, except as provided in Section 3.1(a).

2.7  TAX WITHHOLDING

         The Optionee must deliver to the Company the payment by cashier's or certified check to the Company of all amounts that the Company must withhold under Federal, state, or local law in connection with the exercise of the Option if the Company cannot, or decides not to, satisfy withholding obligations through additional withholding on salary or wages. Payment of withholding obligations is due at the same time as is payment of the Exercise Price.

2.8      EXPIRATION OF OPTIONS

         (a) No one may exercise an Option after the expiration of ten (10) years from the Date of Grant or, if earlier and unless otherwise provided in an Option Agreement for a Nonqualified Stock Option, the first to occur of the following events:

               (1) Except in the case of any Optionee who is disabled (within the meaning of Section 22(e)(3) of the Code), the expiration of three months from the date of the Optionee's Termination of Employment for any reason other than the Optionee's death unless the Optionee dies within that three-month period;

               (2) In the case of an Optionee who is disabled (within the meaning of Section 22(e)(3) of the Code), the expiration of one year from the date of the Optionee's Termination of Employment for any reason other than such Optionee's death unless the Optionee dies within that one-year period; or

               (3) The expiration of one year from the date of the Optionee's death.

         (b) Subject to the provisions of Section 2.8(a), the Committee may provide in the terms of an Option Agreement that any portion of the Option, whether then exercisable or not, expires immediately upon a Termination of Employment or that any portion of the Option shall become exercisable in the event of a Termination of Employment because of the Optionee's retirement, death, or disability.

2.9      TRANSFER RESTRICTIONS

         Unless otherwise approved in writing by the Committee, no one may sell, assign, pledge, encumber, or otherwise transfer shares acquired upon exercise of any Option until at least six months have elapsed from (but excluding) the Date of Grant. (Solely for purposes of this

Section, the Date of Grant occurs upon the later of the Date of Grant (as defined in Section 1.2(g)) or the date as of which the shareholders of the Company approve the Plan pursuant to Section 3.7.) The Committee, in its absolute discretion, may impose such other restrictions on the transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. The Option Agreement shall set forth any such other restriction, and the certificates evidencing such shares may refer to such restrictions.

2.10     $100,000 LIMIT FOR INCENTIVE STOCK OPTIONS

         No portion of an Option granted to an Optionee shall be treated as an Incentive Stock Option to the extent such portion of an Option would cause the aggregate Fair Market Value of all shares with respect to which Incentive Stock Options are exercisable by such Optionee for the first time during any calendar year to exceed $100,000. For purposes of determining whether an Incentive Stock Option would cause such aggregate Fair Market Value to exceed the $100,000 limitation, all such Incentive Stock Options shall be taken into account in the order granted and the Fair Market Value for each share under an option shall be determined as of that option's date of grant. For purposes of this section, Incentive Stock Options include all incentive stock options under all plans of the Company that are "incentive stock option plans" within the meaning of
Section 422 of the Code.

2.11     NO EXERCISE OF OUT-OF-THE-MONEY OPTIONS

         An Optionee may not exercise any portion of an Option while that portion of the Option is out-of-the-money, i.e., while the exercise price for a share of Common Stock underlying that portion of the Option exceeds the Fair Market Value of a share of Common Stock.

III.  OTHER PROVISIONS

3.1      ADJUSTMENT PROVISIONS

         (a) Subject to any required action by the Company (which shall be promptly taken) or its shareholders, and subject to the provisions of the Delaware General Corporation Law, if the outstanding Common Stock are increased or decreased or changed into or exchanged for a different number or kind of security by reason of any recapitalization, reclassification, stock split, reverse stock split, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or other increase or decrease in such Common Stock is effected without receipt of consideration by the Company occurring after the Date of Grant of an Option, a proportionate and appropriate adjustment shall be made in the number of shares of Common Stock underlying the Option, so that the proportionate interest of the Optionee immediately following such event shall, to the extent practicable, be the same as immediately before such event. A commensurate change will be made in the maximum number and kind of shares provided in Section 1.3(a) and 2.1(b). Any such adjustment in an Option shall not change the total price with respect to shares of Common Stock underlying the unexercised portion of the Option but shall include a corresponding proportionate adjustment in the Option's Exercise Price.

         (b) In addition to the adjustments covered under Section 3.1(a) above, any Option grant may contain provisions to the effect that upon the occurrence of certain events, including a change in control of the Company (as defined by the Committee in the Optionee's Option Agreement), any outstanding Options not theretofore exercisable or free from restrictions, as the case may be, shall either immediately, or upon a further determination made by the Committee at the time of the event, become fully exercisable or free from restrictions.

         (c) The Committee will make adjustments and determinations under Sections 3.1(a) and 3.1(b), and its determination will be final, binding, and conclusive.

         (d) Upon the dissolution or liquidation of the Company, or upon a reorganization, merger, or consolidation of the Company as a result of which the outstanding securities of the class of securities then subject to the Options are changed into or exchanged for cash or property or securities not of the Company's issue, or any combination thereof, or upon a sale of substantially all the property of the Company to, or the acquisition of shares of Common Stock representing more than eighty percent (80%) of the voting power of the shares of Common Stock then outstanding by, another corporation or person, the Options shall terminate, unless provision be made in writing in connection with such transaction for the assumption of Options theretofore granted under the Plan, or the substitution for such options of any options covering the stock or securities of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares of stock and prices, in which event the Options shall continue in the manner and under the terms so provided. If an Option would otherwise terminate pursuant to the foregoing sentence, the Optionee shall have the right, at such time before the consummation of the transaction causing such termination as the Company shall reasonably designate, to exercise the unexercised portions of the Option, including the portions thereof that would, but for this subsection, not yet be exercisable.

3.2      CONTINUATION OF EMPLOYMENT OR SERVICE

         Nothing in the Plan or in any instrument executed pursuant to the Plan will confer upon any Optionee any right to continue in the employ or service of the Company or affect the right of the Company to terminate the employment or service of any Optionee at any time with or without cause, subject to any contrary terms in a written employment agreement or contract for services with the Optionee.

3.3      COMPLIANCE WITH GOVERNMENT REGULATIONS

         No shares of Common Stock will be issued pursuant to an Option until all applicable requirements imposed by Federal and state securities and other laws, rules, and regulations, and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which the Common Stock may be listed have been fully met. As a condition precedent to the issuance of shares of Common Stock pursuant to an Option, the Company may require the Optionee to take any reasonable action to comply with such requirements.

3.4      PRIVILEGES OF STOCK OWNERSHIP

         No Optionee and no beneficiary or other person claiming under or through such Optionee will have any right, title, or interest in or to any shares of Common Stock allocated or reserved under the Plan or subject to any Option except as to such shares of Common Stock, if any, that have been issued to such Optionee.

3.5      NONTRANSFERABILITY OF OPTIONS AND COMMON STOCK

         Unless otherwise approved in writing by the Committee, an Option may not be assigned, transferred, pledged, hypothecated, or disposed of in any way, whether by operation of law or otherwise or through any legal or equitable proceedings (including bankruptcy), to any person by the Optionee, except by will or by operation of applicable laws of descent and distribution. Unless otherwise approved in advance in writing by the Committee, the Optionee may not sell, assign, pledge, encumber, or otherwise transfer shares of Common Stock acquired upon exercise of an Option until at least six (6) months have elapsed from (but excluding) the Date of Grant. The Committee, in its sole discretion, may impose such other restrictions on the transferability of Options, as it deems appropriate. The Option Agreement shall set forth any such other restrictions, and the certificates evidencing such shares of Common Stock may refer to such restrictions.

3.6      AMENDMENT AND TERMINATION OF PLAN; AMENDMENT OF OPTION


         (a) The Board will have the power, in its sole discretion, to amend, suspend, or terminate the Plan at any time; provided, however, that the Board may not amend the Plan without approval of the shareholders of the Company if Rule 16b-3 requires such approval. The Board is specifically authorized to adopt any amendment to this Plan deemed by the Board to be necessary or advisable to ensure that the Incentive Stock Options or Nonqualified Stock Options available under the Plan continue to be treated as such, respectively, under all applicable laws.

         (b) Except as otherwise provided by the applicable Option Agreement or by Section 1.4, 3.1, or 3.8, the Committee may not, without the consent of an Optionee, make modifications in the terms and conditions of an Option that adversely affect the Optionee. No Incentive Stock Option may be modified, extended, or renewed, without the consent of an Optionee, if such action would cause it to cease to be an incentive stock option within the meaning of Section 422 of the Code.

         (c) No amendment, suspension, or termination of the Plan will, without the consent of the Optionee, alter, terminate, impair, or adversely affect any right or obligations under any Option previously granted under the Plan.

3.7      APPROVAL OF PLAN BY STOCKHOLDERS

         The Company will submit this Plan for the approval of the Company's shareholders. The Committee may grant Options before such shareholder approval, but the Optionee cannot exercise Options before the shareholders approve the Plan. Moreover, if the shareholders do not approve the Plan within 12 months after the Board's initial adoption of the Plan, all Options previously granted under the Plan shall thereupon be canceled and become void. The Company shall take such actions regarding the Plan as may be necessary to satisfy the requirements of Rule 16b-3(b).

3.8      CONFORMITY TO SECURITIES LAW

         The Plan is intended to conform to the extent necessary with all provisions of the Securities Act of 1933 and the Exchange Act and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3. Notwithstanding anything herein to the contrary, the Committee shall administer the Plan, and Options shall be granted and may be exercised, only in such a manner as to conform to such laws, rules, and regulations. To the extent permitted by applicable law, the Plan and Options granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules, and regulations. To the extent any provision of the Plan or action by the Committee fails to comply with Rule 16b-3 (as in effect with respect to the Plan on the date such action is taken), the provision or action shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

3.9      APPLICABLE LAW

         This Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

IV.      DURATION OF PLAN

         Unless sooner terminated by the Board, the Plan will terminate on March 14, 2004.

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!


                         ANNUAL MEETING OF STOCKHOLDERS
                          HUMAN GENOME SCIENCES, INC.


                                  MAY 14, 1997


                                    PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED
------------------------------------------------------------------------------------------------------------------------------------
A [   ]PLEASE MARK YOUR
  [ X ]VOTES AS IN THIS
  [   ]EXAMPLE.
     FOR ALL NOMINEES      WITHHOLD     MANAGEMENT RECOMMENDS A VOTE FOR THE
    AT RIGHT (EXCEPT AS   AUTHORITY      NOMINEES FOR DIRECTOR LISTED BELOW
       MARKED TO THE    TO VOTE FOR ALL
      CONTRARY BELOW)  NOMINEES LISTED
PROPOSAL 1    [    ]        [    ]     NOMINEES:
  TO ELECT    [    ]        [    ]     WILLIAM A. HASELTINE, Ph.D.    ROBERT HORMATS
11 DIRECTORS. [    ]        [    ]     MELVIN D. BOOTH                DONALD D. JOHNSTON
TO WITHHOLD AUTHORITY TO VOTE ON ANY   CRAIG A. ROSEN, Ph.D.          MAX LINK, Ph.D.
NOMINEE(S)   WRITE  EACH  NOMINEE(S)   ROBERT A. ARMITAGE             JOSHUA RUCH
NAME(S) BELOW:                         JAMES H. CAVANAUGH, Ph.D       JAMES BARNES WYNGAARDEN, M.D.
                                       BEVERLY SILLS GREENOUGH
------------------------------------
                                                                      MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 2,3 AND 4.
------------------------------------
                                                                                                              FOR  AGAINST  ABSTAIN
------------------------------------                                  PROPOSAL 2. TO APPROVE AMENDMENTS TO   [   ]  [   ]    [   ]
                                                                      THE   COMPANY'S  1994  STOCK  OPTION   [   ]  [   ]    [   ]
                                                                      PLAN.                                  [   ]  [   ]    [   ]

                                                                      PROPOSAL 3. TO CONSIDER AND ACT UPON
                                                                      PROPOSED AMENDMENTS TO THE  CERTIFI-   [   ]  [   ]    [   ]
                                                                      CATE OF INCORPORATION TO PROVIDE FOR   [   ]  [   ]    [   ]
                                                                      THE CLASSIFICATION  OF THE COMPANY'S   [   ]  [   ]    [   ]
                                                                      BOARD   OF   DIRECTORS   INTO  THREE
                                                                      CLASSES.

                                                                      PROPOSAL 4.  TO RATIFY THE SELECTION
                                                                      OF   ERNST   &  YOUNG,  LLP  AS  THE   [   ]  [   ]    [   ]
                                                                      COMPANY'S  INDEPENDENT  AUDITORS FOR   [   ]  [   ]    [   ]
                                                                      THE  FISCAL YEAR ENDING DECEMBER 31,   [   ]  [   ]    [   ]
                                                                      1997.

                                                                      THIS  PROXY,  WHEN  PROPERLY  EXECUTED,  WILL  BE VOTED IN THE
                                                                      MANNER DIRECTED HEREIN BY THE STOCKHOLDER. IF NO SPECIFICATION
                                                                      IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSALS.

                                                                      PLEASE VOTE,  DATE  AND  PROMPTLY  RETURN  THIS  PROXY  IN THE
                                                                      ENCLOSED  RETURN  ENVELOPE  WHICH IS POSTAGE PREPAID IF MAILED
                                                                      WITHIN THE UNITED STATES.

SIGNATURE(S)__________________________________________________________________________________     DATE_____________________________
NOTE:  PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. IF THE STOCK IS REGISTERED IN THE NAMES OF TWO OR MORE PERSONS, EACH SHOULD SIGN.
EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS AND  ATTORNEYS-IN-FACT  SHOULD  ADD  THEIR  TITLES.  IF A SIGNATORY IS A CORPORATION,
PLEASE GIVE THE FULL CORPORATE NAME AND HAVE A DULY AUTHORIZED OFFICER SIGN STATING TITLE.  IF A SIGNATORY IS A PARTNERSHIP,  PLEASE
SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

                          HUMAN GENOME SCIENCES, INC.
          PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
           ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 14, 1997

The undersigned hereby appoints WILLIAM A. HASELTINE, Ph.D. and ROBERT H. BENSON, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of common stock of Human Genome Sciences, Inc. (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the University of Maryland System, Shady Grove Center, 9640 Gudesky Drive, Rockville, Maryland 20850, on May 14, 1997 at 9:00 a.m., local time, and at any and all continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.


UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. A VOTE TO ABSTAIN WILL HAVE THE SAME LEGAL EFFECT AS A VOTE "AGAINST" THE MATTER.